UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27335 West 11 Mile Road, Southfield, MI 48033
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 357-2866

_________________________________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 22, 2008, TechTeam Global, Inc. (the “Company”) issued a press release announcing the establishment of service desk operations in Manila, Philippines through an agreement with Rainmaker Asia, Inc., a wholly-owned subsidiary of Rainmaker Systems, Inc. (Nasdaq: RMKR). A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company’s Chairman, Alok Mohan, is also a director and Chairman of Rainmaker Systems, Inc. The Company’s Board of Directors and Audit Committee independently approved this transaction.
On May 28, 2008, TechTeam Global, Inc. issued a press release announcing organizational realignment and restructuring actions. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(D) The following exhibits are included with this report:
Exhibit 99.1	TechTeam Global, Inc. Establishment of Service Desk Operations in the Philippines Press Release dated May 22, 2008
Exhibit 99.2	TechTeam Global, Inc. Organizational Realignment and Restructuring Actions Press Release dated May 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

Date: May 28, 2008	By:	/s/ Michael A. Sosin
Michael A. Sosin
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.  Description

99.1	TechTeam Global, Inc. Establishment of Service Desk Operations in the Philippines Press Release dated May 22, 2008

99.2	TechTeam Global, Inc. Organizational Realignment and Restructuring Actions Press Release dated May 28, 2008